Exhibit 99.1

FLEET STATUS REPORT AS OF MARCH 22, 2010

Rig Name	Rig Type	Location	Status	Client	Dayrate ($US)	Estimated[1] Days	Completion	Comments
U.S. CONTRACTED (8)
SEAHAWK 3000	300’MC	US GOM	Shipyard			24	15-Apr-2010
			Contracted	Hilcorp	$55,000	100	24-Jul-2010	1-well option at mutually agreed rates
SEAHAWK 2602	250’MC	US GOM	Contracted	Arena Offshore	$35,000	80	10-Jun-2010	Option exercised
				Arena Offshore	$40,000	34	15-Jul-2010
SEAHAWK 2601	250’MC	US GOM	Contracted	Walter Oil & Gas	$36,200	62	23-May-2010	Castex has 1-well option at $36,200—option to follow Walter’s program
SEAHAWK 2600	250’MC	US GOM	Contracted	Apache	$35,000	36	27-Apr-2010
				Peregrine	$42,500	60	27-Jun-2010	1-well option at same rate
SEAHAWK 2504	250’MS	US GOM	Contracted	Mariner	$32,000	83	14-Jun-2010	Option exercised
SEAHAWK 2007	200’MC	US GOM	Contracted	Mariner	$32,000	26	17-Apr-2010
				Mariner	$35,000	85	12-Jul-2010	1-well option at mutually agreed rates
SEAHAWK 2004	200’MC	US GOM	Contracted	Arena Offshore	$33,000	65	26-May-2010	2 option wells at mutually agreed rates
SEAHAWK 2001	200’MC	US GOM	Contracted	Energy XXI	$35,000	41	2-May-2010
U.S. AVAILABLE (2)
SEAHAWK 2505	250’MS	US GOM	Available
SEAHAWK 2500	250’MS	US GOM	Available
U.S. COLD STACKED (10)
SEAHAWK 2501	250’MS	US GOM	Cold Stacked
SEAHAWK 2502	250’MS	US GOM	Cold Stacked
SEAHAWK 2006	200’MC	US GOM	Cold Stacked
SEAHAWK 2003	200’MC	US GOM	Cold Stacked
SEAHAWK 2005	200’MC	US GOM	Cold Stacked
SEAHAWK 2503	250’MS	US GOM	Cold Stacked
SEAHAWK 2008	200’MC	US GOM	Cold Stacked
SEAHAWK 2000	200'MC	US GOM	Cold Stacked
SEAHAWK 2002	200’MC	US GOM	Cold Stacked
SEAHAWK 800	80’MC	US GOM	Cold Stacked

Changes from previous Fleet Status Report denoted in bold

1The number of days to complete the program are estimated for U.S. well-to-well contracts and contract extensions in Mexico. The actual number of days contracted may vary from this estimate.